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                                                                   Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the reference to our firm under the caption "Experts' and to the incorporation by reference in the Registration Statement on Form S-8 for Industries International, Incorporated, of our report dated March 13, 2003, on our audit of the consolidated financial statements of Industries International, Incorporated and subsidiaries (a development stage enterprise) included in the Annual Report on Form 10-KSB for the year ended December 31, 2002.

Randy Simpson CPA, P.C.

Randy Simpson CPA, P.C.
May 6, 2003



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